FLUKE CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

















Effective January 1, 1996
Plan as amended April 25, 1996.



TABLE OF CONTENTS


                                                                    PAGE

ARTICLE I_PURPOSE; EFFECTIVE DATE.....................................1
ARTICLE II_DEFINITIONS................................................1
2.1 Account...........................................................1
2.2 Beneficiary.......................................................1
2.3 Board.............................................................1
2.4 Change in Control.................................................1
2.5 Committee.........................................................2
2.6 Company...........................................................2
2.7 Compensation......................................................2
2.8 Deferral Period...................................................2
2.9 Determination Date................................................2
2.10 Discretionary Contributions......................................3
2.11 Earnings.........................................................3
2.12 Investment Index.................................................3
2.13 Participant......................................................3
2.14 Participation Agreement..........................................3
2.15 Plan.............................................................3
2.16 Retirement.......................................................3
2.17 Subaccount.......................................................3
2.18 Termination......................................................4
ARTICLE III_PARTICIPATION AND DEFERRALS...............................4
3.1 Eligibility and Participation.....................................4
3.2 Form of Deferral..................................................4
3.3 Limitations on Deferrals..........................................4
3.4 Termination of Employment.........................................5
3.5 Continuation of Deferral Amount...................................5
ARTICLE IV_DEFERRED COMPENSATION ACCOUNT..............................5
4.1 Account...........................................................5
4.2 Selection of Investment Index.....................................5
4.3 Timing of Credits; Withholding....................................5
4.4 Determination of Accounts and Subaccounts.........................6
4.5 Vesting of Accounts...............................................6
4.6 Statement of Accounts.............................................6
ARTICLE V_PLAN BENEFITS...............................................6
5.1 Early Withdrawals.................................................6
5.2 Accelerated Distribution..........................................7
5.3 Termination of Employment.........................................7
5.4 Form of Benefits..................................................7
5.5 Pension Restoration Benefit.......................................8
5.6 Withholding; Payroll Taxes........................................9
5.7 Valuation.........................................................9
5.8 Covered Employee..................................................9
5.9 Payment to Guardian...............................................9
ARTICLE VI_BENEFICIARY DESIGNATION....................................9
6.1 Beneficiary Designation...........................................9
6.2 Amendments.......................................................10
6.3 Change in Marital Status.........................................10
6.4 No Beneficiary Designation.......................................10

TABLE OF CONTENTS



                                                                    PAGE
ARTICLE VII_ADMINISTRATION...........................................11
7.1 Committee; Duties................................................11
7.2 Agents...........................................................11
7.3 Binding Effect of Decisions......................................11
7.4 Indemnity of Committee...........................................11
ARTICLE VIII_CLAIMS PROCEDURE........................................11
8.1 Claim............................................................11
8.2 Denial of Claim..................................................11
8.3 Review of Claim..................................................12
8.4 Final Decision...................................................12
ARTICLE IX_AMENDMENT AND TERMINATION OF PLAN.........................12
9.1 Amendment........................................................12
9.2 Company's Right to Terminate.....................................12
ARTICLE X_MISCELLANEOUS..............................................13
10.1 Unfunded Plan...................................................13
10.2 Unsecured General Creditor......................................13
10.3 Trust Fund......................................................13
10.4 Nonassignability................................................14
10.5 Not a Contract of Employment....................................14
10.6 Governing Law...................................................14
10.7 Validity........................................................14
10.8 Notice..........................................................14
10.9 Successors......................................................14
APPENDIX A...........................................................21
Investment Indices...................................................21






















FLUKE CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN



ARTICLE I_PURPOSE; EFFECTIVE DATE

      The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for certain employees of the Company. It is in-tended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. The Plan shall be effective as of January 1, 1996.


ARTICLE II_DEFINITIONS

      Whenever used in this document, the following terms shall have the meanings set forth in this Article unless a contrary or different mean-ing is expressly provided:

2.1   Account

      "Account" means the device used by the Company to measure the amounts to be paid to a Participant under the Plan. Each Account shall consist of one (1) or more Subaccounts.

2.2   Beneficiary

      "Beneficiary" means the person, persons or entity entitled under
Article VI to receive any Plan benefits payable after a Participant's death.

2.3   Board

      "Board" means the Board of Directors of the Company.

2.4   Change in Control

      A "Change in Control" shall be deemed to occur:



   (a) Upon the date the Company is informed by receiving a re-port on Schedule 13D of the Exchange Act or similar report that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with such person's Affiliates and Associates as defined in Rule 12b-2 of the Exchange Act, is or has become the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act; provided, that a person shall not be deemed to beneficially own securities acquired pursuant to the Employee Stock Purchase Plan of the Company or other plans generally applicable to employees, officers or Directors of the Company), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then out-standing securities, except that there will not be a Change in Control as the result of an acquisition of securities by the Com-pany, which by reducing the number of shares outstanding, in-creases the proportionate number of shares beneficially owned by any person to twenty-five percent (25%) or more of the securities of the Company then outstanding; provided, however, that if a per-son becomes the beneficial owner of twenty-five percent (25%) or more of the securities of the Company then outstanding by reason of share purchases by the Company and shall, after such share pur-chases by the Company, become the beneficial owner of any addi-tional securities of the Company, then a Change in Control will occur unless such person disposes of such additional securities of the Company within ten (10) days; or

   (b) Upon the first purchase of the Company's Common Stock pur-suant to a tender or exchange offer (other than a tender or ex-change offer made by the Company) seeking to acquire securities representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

   (c) Upon the first date on which Continuing Directors, as de-fined in Article VI of the Company's Articles of Incorporation, cease for any reason to constitute at least a majority of the Board of Directors; or

   (d) Upon the date the Company is merged or consolidated with another corporation and as a result of such merger or consolida-tion less than seventy-five percent (75%) of the outstanding vot-ing securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; or

   (e) Upon the date the Company transfers substantially all of its assets to another corporation which is not a wholly-owned sub-sidiary of the Company.

2.5   Committee

      "Committee" means the committee appointed by the Board to adminis-ter the Plan pursuant to Article VII.

2.6   Company

      "Company" means Fluke Corporation, a Washington corporation and any subsidiary or affiliate of the Company designated by the Board.

2.7   Compensation

      "Compensation" means base salary, annual variable compensation, and profit sharing bonuses paid in cash. Income from the exercise of stock options or the vesting of restricted stock, the amount of "gross-up" of expense items, and other items that the Committee determines should be excluded for administrative convenience, shall be excluded from Compensation and shall not be eligible to be deferred.

2.8   Deferral Period

      "Deferral Period" means the twelve (12) month period ending Decem-ber 31.

2.9   Determination Date

      "Determination Date" means the last day of each calendar month.

2.10  Discretionary Contributions

      "Discretionary Contributions" means the contributions made by the Company to the Plan. The amount of Discretionary Contributions to the Plan for each Participant for any calendar year shall be such amount as determined by the Board in its sole discretion. The Board may impose a vesting schedule of its design on any Discretionary Contributions, and communicate such schedule in writing to affected Participants.

2.11  Earnings

   "Earnings" for each Subaccount means the rate of growth credited or debited to the Subaccount on each Determination Date in a calendar year, which shall be credited or debited at the rates described in the defini-tion of Investment Index in Section 2.12. "Earnings" for an Account shall mean the aggregate Earnings for each Subaccount making up the Ac-count.



2.12  Investment Index

      "Investment Index" means each index selected by a Participant to be used as an earnings index pursuant to Article IV. Each Investment In-dex shall be a phantom investment fund, which shall be credited with earnings (whether a gain or a loss) at the same rate as the Moody's Cor-porate Bond Yield Index or the Standard & Poor's 500 Index, or such other similar indices as the Committee may select from time to time and shown in Appendix A attached.

2.13  Participant

      "Participant" means any individual eligible under Section 3.1 who has elected to defer Compensation under this Plan.

2.14  Participation Agreement

      "Participation Agreement" means the agreement submitted by a Par-ticipant to the Committee prior to the beginning of a Deferral Period, subject to 3.1(c), specifying the amount to be deferred for such Defer-ral Period.

2.15  Plan

      "Plan" means this Executive Deferred Compensation Plan as amended from time to time.

2.16  Retirement

      "Retirement" means either early retirement or normal retirement as defined by the Fluke Corporation Pension Plan.

2.17  Subaccount

      "Subaccount" means the device used by the Company to measure and determine the amount of deferrals and Discretionary Contributions allo-cated to each Subaccount Index selected by the Participant, and the Earnings allocated thereon.

2.18  Termination

      "Termination" means leaving employment with the Company prior to Retirement.


ARTICLE III_PARTICIPATION AND DEFERRALS

3.1   Eligibility and Participation

   (a) Eligibility. Eligibility to participate in the Plan shall be limited to those employees who are corporate officers or mem-bers of the senior management team as determined by the Board from time to time.

   (b) Participation. An eligible individual may elect to par-ticipate in the Plan with respect to any Deferral Period by sub-mitting a Participation Agreement to the Committee by the December 15 immediately preceding the beginning of the Deferral Period.

   (c) Part-Year Participation. When an individual first becomes eligible to participate during a Deferral Period, a Participation Agreement may be submitted to the Committee no later than thirty
(30) days after the Committee notifies the individual of eligibil-ity to participate. Such Participation Agreement will be effective only with regard to Compensation earned following submission to the Committee.

   (d) Change in Employment Status. If a Participant is no longer an officer or a member of the senior management team, the current elected deferral shall be continued to the end of the De-ferral Period but no new Participation Agreements may be made by such Participant. All account balances shall remain in the Plan until they are distributed under the terms of Article V.

3.2   Form of Deferral

      A Participant may elect a deferral in the Participation Agreement as follows:

   (a) A deferral shall be a portion of the Compensation payable by the Company to the Participant during the Deferral Period.

   (b) The amount to be deferred shall be stated as a percentage, a dollar amount, or a percentage or a stated amount above a dollar amount, not to exceed the maximums and not to be less than the minimums described in Section 3.3.




3.3   Limitations on Deferrals

      The following limitations shall apply to deferrals:

   (a) Maximum. The maximum percentage of Compensation deferred shall be twenty-five percent (25%) for salary and one-hundred per-cent (100%) for annual variable compensation and profit-sharing bonuses.

   (b) Minimum. The minimum deferral amount shall be a two thou-sand dollar ($2,000) annual deferral. There shall be no minimum annual variable compensation and profit-sharing bonus deferral re-quirement if the Participant has concurrently elected a salary de-ferral that meets the minimum requirement.

   (c) Changes in Minimum or Maximum. The Committee may change the minimum or maximum deferral amounts from time to time by giv-ing written notice to all Participants. No such change may affect the amount of deferral specified in a Participation Agreement made prior to the Committee's action.

3.4   Termination of Employment

      If a Participant terminates employment with the Company prior to the end of the Deferral Period, the Deferral Period shall end at the date of termination.

3.5   Continuation of Deferral Amount

      Once a Participant has filed a Participation Agreement, the elected deferral amount shall remain in effect for the applicable Defer-ral Period. The election shall be irrevocable except as provided in Sec-tions 5.1(b), relating to a financial hardship, and 5.4, relating to ac-celerated distribution.


ARTICLE IV_DEFERRED COMPENSATION ACCOUNT

4.1   Account

      The amounts deferred by a Participant under the Plan, any Discre-tionary Contributions, and Earnings shall be credited to the Partici-pant's Account. Separate Subaccounts shall be maintained to reflect In-vestment Index selections. The Account and Subaccounts shall be bookkeeping devices utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

4.2   Selection of Investment Index

   (a) At the time a Participant elects a deferral for a Deferral Period, the Participant shall also select the Investment Index or Indices in which the Participant wishes to have the combined amount of both deferrals and/or Discretionary Contributions deemed invested. The Participant may select any combination of one (1) or more of the Investment Indices as long as at least ten percent (10%) is credited to each of the Investment Indices selected.



   (b) At the time the Participant selects the Investment In-dex(es) for new deferrals and Discretionary Contributions, the Participant may also elect a different allocation among Investment Funds for current Account balances.

4.3   Timing of Credits; Withholding

      A Participant's deferred Compensation shall be credited to the Ac-count and Subaccounts at the time it would have been payable to the Par-ticipant. Any withholding of taxes or other amounts with respect to de-ferred Compensation (and Discretionary Contributions) that is required by state, federal or local law shall be withheld from the Participant's corresponding nondeferred Compensation.

4.4   Determination of Accounts and Subaccounts

      Each Participant's Account and Subaccount(s) as of each Determina-tion Date shall consist of the balance of the Account and Subaccount(s) as of the immediately preceding Determination Date, adjusted as follows:

   (a) New Deferrals. The Account and Subaccount(s) shall be in-creased by any deferred Compensation credited since such Determi-nation Date.

   (b) Discretionary Contributions. The Account and Subac-count(s) shall be increased by Discretionary Contributions, if any, credited since such Determination Date.

   (c) Distributions. The Account and Subaccount(s) shall be re-duced by any benefits distributed to the Participant since such Determination Date.

   (d) Earnings. The Account and Subaccount(s) shall be in-creased or decreased by the Earnings credited on the average daily balance in the Account and each Subaccount since such Determina-tion Date.

4.5   Vesting of Accounts

      Except as otherwise provided in Section 5.4, each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Account, Subaccount and Earnings thereon, for amounts attributable to deferrals. Discretionary Contributions and earnings thereon shall vest as set forth by the Board when such contri-butions are made.



4.6   Statement of Accounts

      The Committee shall give to each Participant a statement showing the balances in the Participant's Account and Subaccount(s) on a quar-terly basis and at such other times as may be determined by the Commit-tee.




ARTICLE V_PLAN BENEFITS

5.1   Early Withdrawals

      A Participant's Account may be distributed to the Participant be-fore termination of employment as follows:

   (a) Election for In-Service Withdrawal. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement as of a date specified in the election. Such date shall not be sooner than five (5) years after the date the Deferral Period commences. Earn-ings and Discretionary Contributions may not be withdrawn. For Accounts tracked at the Standard and Poor's 500 Index or such similar index, the distribution shall be the lesser of 100% of de-ferrals or the Account balance.

   (b) Financial Hardship. Upon a finding that a Participant or Beneficiary has suffered a financial hardship, the Committee may, at a Participant's or Beneficiary's request but in its sole dis-cretion:
     (I) Suspend in whole or in part a Participant's deferral commitment; and/or

     (ii)  Make distributions from the Participant's Account.

   A "financial hardship" means an unanticipated emergency that is caused by an event beyond the control of the Participant or Bene-ficiary and that would result in severe financial hardship to the individual if a suspension or distribution were not permitted. In no event shall declining earnings rates be considered a financial hardship. Any distribution approved by the Committee shall be lim-ited to the amount necessary to meet the emergency. Distributions shall be made from Participant deferrals only.

   If a Participant receives a hardship distribution, no addi-tional deferrals shall be made by the Participant for the remain-der of the calendar year in which withdrawal is made and for the immediately succeeding calendar year.

   (c) Form of Payment. The amount payable under this section shall be paid in a lump sum within sixty (60) days following re-ceipt of the request and shall be charged to the Participant's Ac-count as a distribution.

5.2   Accelerated Distribution

      Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Committee, a lump-sum distribution of all or a portion of the vested Account balance, subject to the following:

   (a) Penalty. Ten percent (10%) of the Account shall be for-feited and ninety percent (90%) of the Account shall be paid to the Participant.

   (b) Suspension of Participation. A Participant who receives a distribution under this section will be prohibited from deferring for the rest of the current calendar year and for the immediately succeeding calendar year.

      The Account balance shall be as of the Determination Date nearest to the date on which the Committee receives the written request. The amount payable under this section shall be paid in a lump sum within sixty (60) days following the receipt of the Participant's written re-quest by the Committee.

5.3   Termination of Employment

      If a Participant terminates employment with the Company for any reason, including death or disability, the Company shall pay to the Par-ticipant (or the Participant's Beneficiary, in case of death) benefits equal to the balance in the vested Account on the valuation date pursu-ant to Section 5.7.

5.4   Form of Benefits

   Except as provided below, benefits payable as a result of death, Termination, or Retirement shall be paid in the form elected by the Participant prior to the beginning of each Deferral Period or as elected pursuant to Subsection (c) below. The Par-ticipant may elect a different form of benefit payment for pay-ments made due to death, Termination or Retirement.

   (a) Alternative Forms. Alternative forms of benefit payment shall be:

   (i) A lump-sum amount which is equal to the applicable Ac-count balance.

   (ii) Equal monthly installments of the Account amortized over a period of up to one hundred twenty (120) months. Earn-ings on the unpaid balance shall continue to be credited to Subaccounts at the appropriate Investment Fund rate.

   (b) Small Amounts. Notwithstanding the form elected, if the Participant's total Account is five thousand dollars ($5,000) or less on the valuation date, the benefit shall be paid in a lump sum.

   (c) Change in Form of Benefits. A Participant may elect to change the form of benefit payment permitted under Section 5.3 at any time up to twelve (12) months before the date benefit payments commence. Any changes made to the form of benefit payment within twelve (12) months of the date benefit payments commence will not be valid.

   (d) Following a Change in Control. In the event of a Change in Control each Participant's Account will be maintained for the benefit of that Participant and the Account shall be paid out as elected by the Participant.

5.5   Pension Restoration Benefit

      If the Company maintains a tax-qualified pension plan, and the pension plan provides benefits determined under a formula that is based on total cash compensation, a Participant in this Plan may receive a smaller benefit under the pension plan as a result of electing deferrals under this Plan.

   (a) Calculation of Restoration Benefits. In addition to the benefits payable under Paragraph 5.2 above, the Company shall pay to any Participant whose pension plan benefit is not restored un-der any other employee or executive benefit plan maintained by the Company, a benefit payment equal to the excess of (ii) over (i) as follows:

   (i) The actuarial equivalent lump-sum present value of the retirement income (or death benefit) payable (either immedi-ately or deferred) under the Pension Plan; and

   (ii) The actuarial equivalent lump-sum present value of the retirement income (or death benefit) that would have been payable under the pension plan if Participant had made no de-ferral elections in any calendar year under this Plan.



   (iii) The actuarial equivalent lump-sum present values shall be calculated in the same manner and using the same fac-tors as are used to calculate lump-sum distributions under the pension plan.

   (b) Payment of Restoration Benefit. The amount payable under this section shall be paid in a lump sum.

5.6   Withholding; Payroll Taxes

      The Company shall withhold from payments hereunder any taxes re-quired to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have withholding of fed-eral income tax pursuant to Section 3405 of the Internal Revenue Code, or any successor provision thereto.

5.7   Valuation

      For Accounts tracking the Moody's Index or such similar index, the last day of the month in which termination has occurred shall be the valuation date. For Accounts tracking the Standard and Poor's 500 Index or such similar index the valuation date shall be the date of termina-tion. The amount of a lump-sum payment shall be based on the value of the Participant's vested Account on the valuation date. Except as pro-vided in Section 5.8, payments shall be made or commence within six-ty (60) days after the valuation date.

5.8   Covered Employee

      Notwithstanding Section 5.6, if any portion of a payment in a cal-endar year would be disallowed as a deduction to the Company because the Participant is an employee for that calendar year subject to Section 162(m) (the 1 million dollar limitation on compensation deduction) of the Internal Revenue Code, that portion shall instead be paid in the im-mediately following calendar year, by Janu ary 30. This section does not apply to early withdrawals under Section 5.1 or accelerated distribution under Section 5.4.

5.9   Payment to Guardian

     If a distribution is payable to a minor or a person declared incom-petent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or person. The Committee may require proof of incompetency, minority, inca-pacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee from all li-ability with respect to such benefit.


ARTICLE VI_BENEFICIARY DESIGNATION

6.1   Beneficiary Designation

      Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a writ-ten form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's life-time. Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written con-sent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

6.2   Amendments

      Except as provided below, any nonspousal designation of Benefici-ary may be changed by a Participant without the consent of such Benefi-ciary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

6.3   Change in Marital Status

     If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

   (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void and subject to Section 6.4 unless the spouse has consented to it in the manner prescribed above.

   (b) If the Participant is unmarried at death but was married when the designation was made:

     (i)  The designation shall be void and subject to Section
6.4 if the spouse was named as Beneficiary, and

     (ii)  The designation shall remain valid if a nonspouse
Beneficiary was named.

   (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designa-tion shall be void and subject to Section 6.4 unless the new spouse has consented to it in the manner prescribed above.



6.4   No Beneficiary Designation

      If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Partici-pant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the per-son in the first of the following classes in which there is a survivor:

   (a)  The Participant's surviving spouse;

   (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

   (c)  The Participant's estate.


ARTICLE VII_ADMINISTRATION

7.1   Committee; Duties

      This Plan shall be administered by the Committee, which shall in-clude the Vice President General Counsel, Vice President Treasurer, and the Vice President Human Resources. The Committee shall have the author-ity to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2   Agents

      The Committee may, from time to time, delegate all necessary ad-ministrative duties to the Manager, Employee Benefits, employ agents and delegate to them such duties as it sees fit and consult with counsel who may be counsel to the Company.


7.3   Binding Effect of Decisions

      The decision or action of the Committee with respect to any ques-tion arising out of or in connection with the administration, interpre-tation and application of the Plan and the rules and regulations promul-gated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.



7.4   Indemnity of Committee

      The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Committee, except in the case of gross negligence or willful misconduct.


ARTICLE VIII_CLAIMS PROCEDURE

8.1   Claim

      Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2   Denial of Claim

      If the claim or request is denied, the written notice of denial shall state:

   (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

   (b) A description of any additional material or information required and an explanation of why it is necessary.

   (c)  An explanation of the Plan's claim review procedure.

8.3   Review of Claim

      Any person whose claim or request is denied or who has not re-ceived a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be re-viewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4   Final Decision

      The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

ARTICLE IX_AMENDMENT AND TERMINATION OF PLAN

9.1   Amendment

      The Board may at any time amend the Plan by written instrument, notice of which shall be given to all Participants and to Beneficiaries receiving installment payments, subject to the following:

   (a) Preservation of Account Balance. No amendment shall re-duce the amount accrued in any Account to the date such notice of the amendment is given.

9.2   Company's Right to Terminate

      The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Company.

   (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Participation Agreements. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Participation Agreements entered into prior to the effective date of such partial termination.

   (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Participation Agreements, and by terminating all ongoing Partici-pation Agreements. If such a complete termination occurs, the Plan shall cease to operate and the Company shall pay out each Account. Unless the Committee determines otherwise, payment shall be made as a lump sum or in equal monthly installments over the following period, based on the Account Balance:

                  Account Balance                Payout Period
      $50,000 or less                             Lump Sum
      More than $50,000 but less than $250,000     3 Years
      $250,000 or more                             5 Years


      Earnings at the appropriate rate shall continue to be credited on the unpaid balance in each Account.

      The Company reserves the right to pay each Account in a lump sum, notwithstanding the above schedule.




ARTICLE X_MISCELLANEOUS

10.1  Unfunded Plan

      This Plan is an unfunded plan maintained primarily to provide de-ferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of La-bor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2  Unsecured General Creditor

      Participants and their Beneficiaries, heirs, successors, and as-signs shall have no secured legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Bene-ficiaries of, or have any rights, claims or interests in any life insur-ance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company. Except as provided in Section 10.3, such policies, annuity contracts or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as col-lateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Com-pany. The Company's obligation under the Plan shall be that of an un-funded and unsecured promise to pay money in the future.

10.3  Trust Fund

      At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company. Notwithstanding the existence of such a trust, it is intended that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.



10.4  Nonassignability

      Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or other-wise encumber, transfer, hypothecate or convey in advance of actual re-ceipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to ac-tual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Partici-pant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5  Not a Contract of Employment

      This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Par-ticipant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

10.6  Governing Law

      The provisions of this Plan shall be construed and interpreted ac-cording to the laws of the State of Washington, except as preempted by federal law.

10.7  Validity

      In case any provision of this Plan shall be held illegal or inva-lid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.8  Notice

      Any notice required or permitted under the Plan shall be suffi-cient if in writing and hand delivered or sent by registered or certi-fied mail. Such notice shall be deemed as given as of the date of deliv-ery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed no-tice to a Participant or Beneficiary shall be directed to the individ-ual's last known address in the Company's records.



10.9  Successors

      The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and succes-sors of any such corporation or other business entity.

Date Signed:                         FLUKE CORPORATION


April 25,1996                     By:/s/Douglas G. McKnight
                                        Douglas G. McKnight
                                        Vice President, General Counsel








APPENDIX A

Investment Indices


Effective January 1, 1996, the Investment Indices available to Partici-pants in the Fluke Corporation Executive Deferred Compensation Plan shall be the following:

Moody's Corporate Bond Yield Index

The Moody's Corporate Bond Yield Index as published monthly by Moody's Investors Service Inc. This index is an arithmetic average of represen-tative industrial and public utility bonds having ratings of AAA, AA, A and BAA.

Standard & Poor's 500 Index

An index measuring large company stock total return, which includes the 500 largest stocks in terms of stock market value in the United States, under which returns are market-value-weighted, dividends are considered reinvested and no management fees are subtracted out.

The Committee reserves the right to change these indices from time to time.